Exhibit 99.1
Financial Statements
LipoSonix, Inc. (A Development-Stage Company)
Years Ended December 31, 2007 and 2006 and for the Period From
December 13, 2000 (Inception) Through December 31, 2007
With Report of Independent Auditors

LipoSonix, Inc.
(A Development-Stage Company)
Financial Statements
Years Ended December 31, 2007 and 2006 and for the Period
From December 13, 2000 (Inception) Through December 31, 2007

Report of Independent Auditors
The Board of Directors and Stockholders
LipoSonix, Inc.
We have audited the accompanying balance sheets of LipoSonix, Inc. (a development-stage company) as of December 31, 2007 and 2006, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and for the period from December 13, 2000 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LipoSonix, Inc. (a development-stage company) at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, and for the period from December 13, 2000 (inception) through December 31, 2007, in conformity with accounting principles generally accepted in the United States.
As discussed in Note 1 to the financial statements, the Company’s recurring operating losses and net capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from the outcome of this uncertainty.
As discussed in Note 1 to the financial statements, the Company adopted Financial Accounting Standards No. 123(R), Share-Based Payment, and FASB Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, effective January 1, 2006.
/s/ Ernst & Young LLP
Seattle, Washington
May 15, 2008

LipoSonix, Inc.
(A Development-Stage Company)
Balance Sheets

	December 31
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$5,956,852	$10,161,171
Short-term investments	—	2,968,100
Interest receivable	13,391	26,254
Inventory	79,148	—
Prepaid expenses and other current assets	167,618	64,943

Total current assets	6,217,009	13,220,468

Property and equipment, net	738,227	435,363
Restricted certificate of deposit	175,000	—
Other assets	9,053	36,579

Total assets	$7,139,289	$13,692,410

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$774,328	$345,177
Other liabilities	763,835	584,980
Current portion of long-term debt	6,006,415	1,268,560

Total current liabilities	7,544,578	2,198,717

Long-term debt	2,318,857	4,614,773
Preferred stock warrant liability	986,614	576,731

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock	1,399,999	1,399,999
Series B redeemable convertible preferred stock	9,935,005	9,935,005
Series B-2 redeemable convertible preferred stock	1,000,001	1,000,001
Series C redeemable convertible preferred stock	27,000,000	27,000,000

Stockholders’ deficit
Preferred stock, $0.0001 par value, 20,678,747 shares authorized:
20,678,747 shares designated and 20,222,865 shares issued and outstanding:
Series A redeemable convertible preferred stock, 1,573,033 shares designated, issued, and outstanding in 2007 and 2006; liquidation preference of $1,399,999 at December 31, 2007	—	—
Series B redeemable convertible preferred stock, 7,324,104 shares designated, 7,147,485 shares issued and outstanding in 2007 and 2006, liquidation preference of $9,935,005 at December 31, 2007	—	—
Series B-2 redeemable convertible preferred stock, 574,713 shares designated, issued, and outstanding in 2007 and 2006, liquidation preference of $1,000,001 at December 31, 2007	—	—
Series C redeemable convertible preferred stock, 11,206,897 shares designated, 10,927,634 shares issued and outstanding in 2007 and 2006, liquidation preference of $27,000,000 at December 31, 2007	—	—
Common stock, $0.0001 par value; 28,876,120 shares authorized; 4,226,000 and 4,158,653 shares issued and outstanding in 2007 and 2006, respectively	420	411
Additional paid-in capital	(38,015)	(121,934)
Deficit accumulated during the development stage	(43,008,170)	(32,912,365)
Other comprehensive income	—	1,072

Total stockholders’ deficit	(43,045,765)	(33,032,816)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$7,139,289	$13,692,410

See accompanying notes.

LipoSonix, Inc.
(A Development-Stage Company)
Statements of Operations

			Period from
			December 13,
			2000 (Inception)
			through
	Year Ended December 31		December 31
	2007	2006	2007

Grant revenue	$—	$—	$767,850

Costs and expenses:
Research and development	5,698,556	5,665,031	25,739,404
Clinical and regulatory	2,209,750	2,166,169	8,389,629
General and administrative	1,835,761	1,626,735	9,993,351

Total costs and expenses	9,744,067	9,457,935	44,122,384

Operating loss	(9,744,067)	(9,457,935)	(43,354,534)

Interest income	404,995	574,427	1,897,185
Interest expense	(647,203)	(147,184)	(1,346,113)
Other expense	(109,530)	(5,001)	(114,531)

Net loss before cumulative effect of change in accounting principle	(10,095,805)	(9,035,693)	(42,917,993)

Cumulative effect of change in accounting principle	—	(90,177)	(90,177)

Net loss	$(10,095,805)	$(9,125,870)	$(43,008,170)

See accompanying notes.

LipoSonix, Inc.
(A Development-Stage Company)
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

													Deficit	Accumulated
													Accumulated	Other
	Redeemable Convertible Preferred Stock										Additional	Deferred	During	Comprehensive	Total
	Series A		Series B		Series B-2		Series C		Common Stock		Paid-In	Stock-Based	Development	Income (Loss) on	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Investments	Deficit

Issuance of common stock on December 13, 2000 (inception) at $0.001 per share for cash	—	$—	—	$—	—	$—	—	$—	3,090,000	$309	$2,781	$—	$—	$—	$3,090

Balance at December 31, 2000	—	—	—	—	—	—	—	—	3,090,000	309	2,781	—	—	—	3,090
Issuance of common stock for license agreements and consulting services, valued at $0.07 per share	—	—	—	—	—	—	—	—	651,724	65	45,672	—	—	—	45,737
Issuance of Series A redeemable convertible preferred stock in January 2001 at $0.89 per share, net of issuance costs of $24,179, for cash	1,573,033	1,399,999	—	—	—	—	—	—	—	—	(24,179)	—	—	—	(24,179)
Issuance of Series B redeemable convertible preferred stock in November 2001 at $1.39 per share, net of issuance costs of $35,002, for cash	—	—	2,877,699	4,000,002	—	—	—	—	—	—	(35,002)	—	—	—	(35,002)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(2,315,950)	—	(2,315,950)

Balance at December 31, 2001	1,573,033	1,399,999	2,877,699	4,000,002	—	—	—	—	3,741,724	374	(10,728)	—	(2,315,950)	—	(2,326,304)
Issuance of Series B redeemable convertible preferred stock in September 2002 at $1.39 per share, net of issuance costs of $24,425, for cash	—	—	4,269,786	5,935,003	—	—	—	—	—	—	(24,425)	—	—	—	(24,425)
Nonemployee stock-based compensation	—	—	—	—	—	—	—	—	—	—	6,168	—	—	—	6,168
Exercise of stock options	—	—	—	—	—	—	—	—	10,000	1	999	—	—	—	1,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(4,673,093)	—	(4,673,093)

Balance at December 31, 2002	1,573,033	1,399,999	7,147,485	9,935,005	—	—	—	—	3,751,724	375	(27,986)	—	(6,989,043)	—	(7,016,654)

LipoSonix, Inc.
(A Development-Stage Company)
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

													Deficit	Accumulated
													Accumulated	Other
	Redeemable Convertible Preferred Stock										Additional	Deferred	During	Comprehensive	Total
	Series A		Series B		Series B-2		Series C		Common Stock		Paid-In	Stock-Based	Development	Income (Loss) on	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Investments	Deficit

Balance at December 31, 2002	1,573,033	$1,399,999	7,147,485	$9,935,005	—	$—	—	$—	3,751,724	$375	$(27,986)	$—	$(6,989,043)	$—	$(7,016,654)
Issuance of preferred stock warrants	—	—	—	—	—	—	—	—	—	—	137,632	—	—	—	137,632
Repurchase of common shares at $0.0001 per share	—	—	—	—	—	—	—	—	(27,425)	(3)	(24)	—	—	—	(27)
Remeasurement of common stock for consulting services	—	—	—	—	—	—	—	—	—	—	1,336	—	—	—	1,336
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(3,440,443)	—	(3,440,443)

Balance at December 31, 2003	1,573,033	1,399,999	7,147,485	9,935,005	—	—	—	—	3,724,299	372	110,958	—	(10,429,486)	—	(10,318,156)
Issuance of Series B-2 redeemable convertible preferred stock in April 2004 at $1.74 per share, net of issuance costs of $16,464, for cash	—	—	—	—	574,713	1,000,001	—	—	—	—	(16,464)	—	—	—	(16,464)
Issuance of Series C redeemable convertible preferred stock in July 2004 at $2.47 per share, net of issuance costs of $169,020, for cash	—	—	—	—	—	—	10,927,634	27,000,000	—	—	(169,020)	—	—	—	(169,020)
Issuance of 77,698 Series B redeemable convertible preferred stock warrants	—	—	—	—	—	—	—	—	—	—	108,108	—	—	—	108,108
Nonemployee stock-based compensation	—	—	—	—	—	—	—	—	—	—	992	—	—	—	992
Exercise of stock options	—	—	—	—	—	—	—	—	240,000	13	12,835	—	—	—	12,848
Deferred compensation	—	—	—	—	—	—	—	—	—	—	23,190	(23,190)	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	13,481	—	—	13,481
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(12,565)	(12,565)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(4,385,148)	—	(4,385,148)

Comprehensive loss															(4,397,713)

Balance at December 31, 2004	1,573,033	1,399,999	7,147,485	9,935,005	574,713	1,000,001	10,927,634	27,000,000	3,964,299	385	70,599	(9,709)	(14,814,634)	(12,565)	(14,765,924)

LipoSonix, Inc.
(A Development-Stage Company)
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

													Deficit	Accumulated
													Accumulated	Other
		Redeemable Convertible Preferred Stock									Additional	Deferred	During	Comprehensive	Total
	Series A		Series B		Series B-2		Series C		Common Stock		Paid-In	Stock-Based	Development	Income (Loss) on	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Investments	Deficit

Balance at December 31, 2004	1,573,033	$1,399,999	7,147,485	$9,935,005	574,713	$1,000,001	10,927,634	$27,000,000	3,964,299	$385	$70,599	$(9,709)	$(14,814,634)	$(12,565)	$(14,765,924)
Issuance of 66,780 Series C redeemable convertible preferred stock warrants	—	—	—	—	—	—	—	—	—	—	120,814	—	—	—	120,814
Exercise of stock options	—	—	—	—	—	—	—	—	78,750	8	11,117	—	—	—	11,125
Lapsing of common stock repurchase rights	—	—	—	—	—	—	—	—	—	5	5,495	—	—	—	5,500
Nonemployee stock-based compensation	—	—	—	—	—	—	—	—	—	—	2,679	—	—	—	2,679
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	9,709	—	—	9,709
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	—	—	—		12,903	12,903
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(8,971,861)	—	(8,971,861)

Comprehensive loss															(8,958,958)

Balance at December 31, 2005	1,573,033	1,399,999	7,147,485	9,935,005	574,713	1,000,001	10,927,634	27,000,000	4,043,049	398	210,704	—	(23,786,495)	338	(23,575,055)
Reclassification of preferred stock warrants to liabilities (Note 3)	—	—	—	—	—	—	—	—	—	—	(366,554)	—	—	—	(366,554)
Exercise of stock options	—	—	—	—	—	—	—	—	115,604	8	12,922	—	—	—	12,930
Lapsing of common stock repurchase rights	—	—	—	—	—	—	—	—	—	5	5,388	—	—	—	5,393
Nonemployee stock-based compensation	—	—	—	—	—	—	—	—	—	—	3,902	—	—	—	3,902
Employee stock-based compensation	—	—	—	—	—	—	—	—	—	—	11,704	—	—	—	11,704
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	—	—	—	—	734	734
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(9,125,870)	—	(9,125,870)

Comprehensive loss															(9,125,136)

Balance at December 31, 2006	1,573,033	$1,399,999	7,147,485	$9,935,005	574,713	$1,000,001	10,927,634	27,000,000	4,158,653	$411	(121,934)	—	(32,912,365)	1,072	(33,032,816)

LipoSonix, Inc.
(A Development-Stage Company)
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

													Deficit	Accumulated
													Accumulated	Other
	Redeemable Convertible Preferred Stock										Additional	Deferred	During	Comprehensive	Total
	Series A		Series B		Series B-2		Series C		Common Stock		Paid-In	Stock-Based	Development	Income (Loss) on	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Stage	Investments	Deficit

Balance at December 31, 2006	1,573,033	$1,399,999	7,147,485	$9,935,005	574,713	$1,000,001	10,927,634	$27,000,000	4,158,653	$411	$(121,934)	$—	$(32,912,365)	$1,072	$(33,032,816)
Exercise of stock options	—	—	—	—	—	—	—	—	80,992	8	20,656	—	—	—	20,664
Lapsing of common stock repurchase rights	—	—	—	—	—	—	—	—	—	2	4,937	—	—	—	4,939
Repurchase of common stock	—	—	—	—	—	—	—	—	(13,645)	(1)	(3,174)	—	—	—	(3,175)
Nonemployee stock-based compensation	—	—	—	—	—	—	—	—	—	—	42,122	—	—	—	42,122
Employee stock-based compensation	—	—	—	—	—	—	—	—	—	—	19,378	—	—	—	19,378
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,072)	(1,072)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(10,095,805)	—	(10,095,805)

Comprehensive loss															(10,096,877)

Balance at December 31, 2007	1,573,033	$1,399,999	7,147,485	$9,935,005	574,713	$1,000,001	10,927,634	$27,000,000	4,226,000	$420	$(38,015)	$—	$(43,008,170)	$—	$(43,045,765)

See accompanying notes.

LipoSonix, Inc.
(A Development-Stage Company)
Statements of Cash Flows

			Period From
			December 13, 2000
			(Inception) Through
	Year Ended December 31		December 31
	2007	2006	2007

Operating activities
Net loss	$(10,095,805)	$(9,125,870)	$(43,008,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	355,391	316,337	1,324,775
Stock-based compensation	19,378	11,704	31,082
Amortization of deferred stock-based compensation	—	—	23,190
Nonemployee stock-based compensation	42,122	3,902	102,936
Accretion of debt discount	74,653	88,333	443,725
Remeasurement of preferred stock warrant values	85,729	90,177	175,906
Amortization of investments	(86,054)	(245,773)	(395,389)
Loss on disposal of fixed assets	29,677	5,154	54,316
Changes in operating assets and liabilities:
Bank overdraft	—	(61,148)	—
Interest receivable	12,863	27,759	(13,391)
Inventory	(79,148)	—	(79,148)
Prepaid expenses and other assets	(75,149)	33,674	(176,671)
Accounts payable	429,151	16,200	774,328
Restricted certificate of deposit	(175,000)	—	(175,000)
Other liabilities	178,855	155,362	763,835

Net cash used in operating activities	(9,283,337)	(8,684,189)	(40,153,676)

Investing activities
Purchase of investment securities	(3,696,918)	(10,831,450)	(63,705,741)
Proceeds from sales and maturities of investment securities	6,750,000	16,250,000	64,101,130
Purchases of equipment	(687,932)	(182,935)	(2,121,887)
Proceeds from sale of fixed assets	—	—	4,570

Net cash provided by (used in) investing activities	2,365,150	5,235,615	(1,721,928)

Financing activities
Proceeds from debt financing	4,000,000	6,000,000	12,950,000
Principal repayment of debt	(1,308,560)	—	(4,258,560)
Proceeds from issuance of redeemable preferred stock, net	—	—	39,065,915
Proceeds from issuance of common stock	—	—	3,090
Repurchases of common stock	(3,175)	—	(3,202)
Proceeds from the exercise of common stock options	25,603	18,323	74,399
Proceeds from the issuance of preferred stock warrants	—	—	814

Net cash provided by financing activities	2,713,868	6,018,323	47,832,456

Net (decrease) increase in cash and cash equivalents	(4,204,319)	2,569,749	5,956,852
Cash and cash equivalents at beginning of period	10,161,171	7,591,422	—

Cash and cash equivalents at end of period	$5,956,852	$10,161,171	$5,956,852

Supplemental disclosure of cash flow information
Cash paid during year for interest	$516,395	$53,333	$806,788

Supplemental disclosure of noncash investing and financing activity
Issuance of warrants in relation to debt financing	$324,154	$120,000	$809,894

See accompanying notes.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements
December 31, 2007
1. Operations and Basis of Presentation
Operations
LipoSonix, Inc. (previously named Innovation I Corporation and QuickClinics, Inc.) (the Company) was incorporated on July 26, 1999 in the state of Delaware. The Company commenced operations on December 13, 2000 with the issuance of common stock to its founders. The Company focuses on the development of a medical device intended to ablate fat noninvasively through high-intensity-focused ultrasound.
The Company’s operations to date have been focused on obtaining capital, conducting research and development, clinical studies and trials, setting up manufacturing operations, and conducting initial market studies; therefore, the Company is considered to be a development-stage company for financial reporting purposes. The financial statements are presented from the date operations commenced (inception), December 13, 2000. In order to achieve profitable operations, the Company must successfully complete the development of its product, demonstrate an acceptable clinical effect, obtain required regulatory approvals, establish manufacturing operations, obtain financing, and achieve market acceptance. There can be no assurance that these efforts will be successful.
Liquidity
The Company has incurred operating losses and negative operating cash flows since inception. At December 31, 2007, the Company had a working capital deficit of $1.3 million and an accumulated deficit of $43.0 million. Based on the Company’s operating plan, its working capital is not sufficient to meet the cash requirements to fund the Company’s planned operating expenses, capital expenditures, and working capital requirements through December 31, 2008 without additional sources of cash and or the deferral, reduction or elimination of significant planned expenditures. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.
Management is in the process of seeking additional sources of debt and equity financing in order to fund the Company’s operations. There can be no assurance that the Company will be able to obtain any sources of financing on acceptable terms or at all.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences may be material to the financial statements.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash, money market deposits, and highly liquid investments with original maturities of three months or less at the date of purchase.
Short-Term Investments
Investments consist of United States government-backed securities and are classified as available-for-sale at the respective balance sheet date. These securities are recorded at the fair market value based on quoted market prices. Any temporary difference between the cost and fair value of an investment is presented as a separate component of equity in “other comprehensive income.” Realized gains and losses from the sale of securities, if any, are determined on a specific identification basis.
If a decline in market value of any security below cost was determined to be other than temporary, the Company would record an impairment charge to earnings and revalue the carrying amount accordingly.
Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Interest income is recognized when earned.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Inventory
Inventory consists of raw materials on hand that are intended for use in the commercial product. Materials purchased for designs prior to the commercial design are expensed upon receipt. All inventory is stated at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method. The Company reduces the carrying value of its inventory for differences between the cost and estimated net realizable value, taking into consideration estimated future usage, expected demand, technological obsolescence, and other information.
Property and Equipment
The Company capitalizes purchases having an original cost greater than $1,000 and having a useful life greater than one year. These purchases are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the underlying assets ranging from three to seven years. Leasehold improvements are depreciated over the shorter of their useful life or the remaining term of the lease.
Fair Values of Financial Instruments
The carrying values of cash and cash equivalents, interest receivable, inventory, prepaid expenses and other current assets, accounts payable, and other liabilities approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms and maturities, the carrying value of long-term debt approximates fair value.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are held by commercial banks and may exceed Federal Deposit Insurance Corporation insured limits. Some cash and cash equivalents are managed by a third-party investment manager. Investments are made primarily in United States government-backed securities, according to the Company’s investment policy, which limits the amount of credit exposure within any single issue.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Commitments and Contingencies
In the normal course of business, the Company enters into certain purchase agreements with key suppliers. Some of these agreements include purchase commitments or requirements based on the Company’s forecasts over terms specified in the agreement. In the event the forecasts change and result in changes to the purchase commitments or requirements, the Company may incur costs for excess inventory, handling, storage, or other costs incurred by the supplier.
The Company entered into an employment agreement in 2007 with an executive that includes a bonus commitment of $50,000 payable in December 2008, contingent upon the employee remaining an employee of the Company throughout the commitment period.
Grant Revenue
The Company had a grant from the United States Department of Health and Human Services’ National Institutes of Health (the Grant) for research done in the field of ultra-wideband, asymmetric ultrasonic transducers. The project terminated on September 29, 2005. The Company recognized revenues as research was performed. There is no additional revenue remaining or funds owed to the Company resulting from the Grant.
Research and Development
The Company classifies all engineering and technical work performed as research and development. All such costs are charged to expense as incurred. The Company recognizes expense at the earlier of nonrefundable cash payments or upon performance of services. Included in research and development costs are allocations of depreciation, facilities, and utilities.
Clinical and Regulatory
The Company classifies all medical and veterinary costs and all costs associated with governmental (such as the United States Food and Drug Administration (FDA)) compliance and filings as clinical and regulatory. All such costs are charged to expense as incurred. The Company recognizes expense at the earlier of nonrefundable cash payments or upon performance of services. Included in clinical and regulatory costs are allocations of depreciation, facilities, and utilities.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Patent Costs
The Company classifies all patent-related costs as general and administrative. The Company generally applies for patent protection on processes and projects on a case-by-case basis. Patent application costs are expensed as incurred, as recoverability of such expenditures is uncertain.
Income Taxes
The liability method is used to account for income taxes. Deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences are anticipated to reverse. Valuation allowances have been established to reduce deferred tax assets to the amounts expected to be realized.
Stock-Based Compensation
Stock-Based Payments to Employees and Directors
Prior to January 1, 2006, the Company accounted for share-based payments to employees and directors under the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (SFAS 123), Accounting for Stock-Based Compensation, which allowed the Company to utilize an intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and related interpretations. In accordance with APB 25, stock-based compensation expense was recognized only when the fair market value of the Company’s common stock exceeded the exercise price of the option granted to employees or directors at the date of grant.
On January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment (SFAS 123(R)), which requires measurement and recognition of compensation expense for all share-based payment awards based on their estimated fair values made to employees and directors.
As permitted under SFAS 123(R), the Company utilized the prospective transition method. Under the prospective transition method, share-based payments granted, but not yet vested, as of January 1, 2006 are accounted for under the original provisions of SFAS 123. However, for all share-based payments made on or subsequent to January 1, 2006, the Company recognized stock-based compensation costs in accordance with SFAS 123(R).

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
SFAS 123(R) requires companies to estimate the fair value of share-based payments on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest, net of estimated forfeitures, is recognized as expense over the underlying service period on a straight-line basis. In accordance with SFAS 123(R), estimated forfeitures are revised, if necessary, in subsequent periods if actual forfeitures differ from the estimate.
Option pricing models require the use of highly subjective assumptions. The assumptions presented below represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if a different assumption had been used, the Company’s stock-based compensation expense could have been materially different. In addition, management was required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If management’s actual forfeiture rate is materially different from the estimate, the stock-based compensation expense could be materially different.
Assumptions under the Black-Scholes valuation method utilized for calculating the Company’s share-based payment costs include the following:

	2007	2006

Risk-free interest rate	3.27%	4.68%
Expected life	4 years	4 years
Expected dividend yield	—	—
Volatility	80%	80%
The Company estimated a forfeiture rate of 6% and 14% for the years ended December 31, 2007 and 2006, respectively, and recorded an expense of $19,378 and $9,986, respectively.
As of December 31, 2007, the Company had approximately $174,000 of unrecognized compensation expense related to unvested stock options. Management expects to recognize this compensation expense over a weighted-average period of approximately three years.
Since the Company uses a full valuation allowance in relation to deferred taxes, the adoption of SFAS 123(R) had no impact on deferred taxes.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Using the assumptions indicated, the weighted-average fair value of options granted in 2007 and 2006 was $0.41 and $0.29, respectively.
Stock-Based Payments to Nonemployees
The Company recognizes compensation expense for options granted to nonemployees in accordance with the provisions of SFAS No. 123(R) and Emerging Issues Task Force Issue (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires using a fair value option valuation model and remeasuring such stock options to the current fair value until the performance date has been reached. The Company estimates the fair value of its options using a Black-Scholes option valuation model. In 2007, there were no option grants to nonemployees. In 2006, the Company utilized the following assumptions: no dividend yields, expected option lives of 10 years, risk-free interest rate of 4.60%, and volatility of 80%. For the years ended December 31, 2007 and 2006, the Company recognized expense of $42,122 and $3,902, respectively, for share based payments to nonemployees.
Adoption of SFAS No. 150 and FASB Staff Position (FSP) No. 150-5
In May 2003, the FASB issued SFAS No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. In June 2005, the FASB issued FASB Staff Position No. 150-5 (FSP 150-5), Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. On January 1, 2006, the Company adopted the provisions of FSP 150-5 as it relates to Series B and Series C convertible preferred stock warrants that had been issued in relation to debt arrangements the Company had made in the past.
Prior to 2006, the Company included the value of its warrants issued as additional paid-in capital. Upon adoption of FSP 150-5, the Company reclassified the warrants, thereby decreasing additional paid-in capital and increasing the preferred stock warrant liability account by $366,554. In addition, upon adoption the Company marked-to-market the estimated fair value of these warrants based on the current estimated fair value of the underlying preferred stock using the following assumptions: 4.35% risk-free interest rate, 10-year expected life, zero expected dividend yield, and 80% volatility. Using the Black-Scholes option pricing model to calculate the fair market value on January 1, 2006, the Company recorded an expense of $90,177 as the cumulative effect of a change in accounting principle in 2006.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Subsequent changes, if any, in the estimated fair market value of preferred stock warrants are recorded as other income or expense in the period of change. For the year ended December 31, 2007, the Company recorded other expense of $85,729, which represents the estimated increase in the fair market value of the preferred stock warrants. For the year ended December 31, 2006, there was no change in fair value of the preferred stock warrants.
Recently Issued Accounting Standards
In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement methodology for financial statement reporting purposes and promulgates a series of new disclosures of tax positions taken or expected to be taken on a tax return for which less than all of the resulting tax benefits are expected to be realized. In February 2008, the FASB issued Staff Position (FSP) No. FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises. This FSP deferred the effective date of FIN No. 48 for most nonpublic enterprises to fiscal years beginning after December 15, 2007. The Company will adopt this Interpretation in the first quarter of 2008. The Company is currently evaluating the impact adopting FIN 48 will have on its financial statements.
In September 2006, the FASB issued SFAS No. 157 (SFAS 157), Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company does not expect the adoption to have a material impact on its results of operations or financial position.
In February 2007, the FASB issued SFAS No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of No. 115, which is effective for fiscal years beginning after November 15, 2007. SFAS 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of SFAS 159 in 2008 is not expected to have a material impact on the financial statements because the Company did not elect the fair value option for any financial assets or liabilities.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
At the June meeting of the EITF, the EITF reached a consensus relating to EITF No. 07-03, Accounting for Non-Refundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (the Issue). The EITF agreed that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized and expensed as the goods are delivered or related services performed or, if not expected to be delivered or performed, charged to expense. The Issue is effective for financial statements issued for fiscal years beginning after December 15, 2007 and treatment of these advance payments should be reported on a prospective basis. The Company expects to adopt the Issue in the first quarter of 2008. In accordance with EITF Issue No. 07-3, a change in accounting policy will occur, whereby nonrefundable prepayments for research and development services will be deferred and recognized as the services are rendered. Under existing policy such payments are charged to research and development expense as paid. This accounting policy change may impact the Company’s financial condition and results of operations in the future based on the nature of future arrangements.
Reclassifications of Prior Year Balances
Certain items in the 2006 balance sheet and statement of operations have been reclassified to conform to the current year presentation. These reclassifications related to the debt discount and interest expense resulting from the debt financing agreement. This change resulted in the reclassification of the warrant value from other assets to a debt discount, and the reclassification of the accretion of the warrant value from other expense to interest expense.
3. License Agreements
On January 11, 2001, the Company entered into a License Agreement that provides the Company exclusive worldwide access to certain methods and/or technologies either patented or under patent application by two consultants (the Consultants). Under the terms of the License Agreement, the Company will pay license fees up to $500,000, which shall be nonrefundable advances against future royalties due under the agreement. In addition, the Company is required to issue to the Consultants up to 540,000 shares of the Company’s common stock. The Company recorded expense of $250,000 and issued 240,000 shares of common stock in 2001 upon execution of the License Agreement.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
3. License Agreements (continued)
In 2006, the Company determined human feasibility studies were complete and recorded an expense of $250,000 in relation to the License Agreement. The remaining 300,000 common share issuance will be issued upon successful commercialization, defined as the date when the first Licensed Product is sold in the United States market, subsequent to all required regulatory approvals, which has not been achieved.
If successful commercialization of a Licensed Product had not been achieved by January 1, 2007, the Company could extend the exclusivity provisions of the License Agreement in yearly increments at a cost of $200,000 per year, each year through December 31, 2009. If the Company elects not to extend the License Agreement, the Licensed Patents become nonexclusive. The Company elected to extend the exclusivity provisions and recorded a research and development expense of $200,000 each year for the years ended December 31, 2007 and 2006. Following successful commercialization, the License Agreement requires certain royalty payments based on net sales of Licensed Products developed in connection with the use of the Licensed Patents. No royalty payments have been made or are currently due under the License Agreement.
The License Agreement expires when the underlying patent and patent applications expire and automatically terminates if the Company does not make the additional license fee payments upon achieving the stated milestones. The Company has the ability to cancel the License Agreement at any time without penalty, provided required notice is given.
Under individual consulting agreements executed during 2001 with the Consultants, the Company issued each consultant 100,000 shares (200,000 in total) of the Company’s common stock. Upon issuance, 100,000 shares vested immediately, and 50,000 shares vested in each of the years ended December 31, 2003 and 2002. The consulting agreements expired on January 11, 2006. There were no consulting fees paid under the agreements in 2007 or 2006.
In 2001, the Company entered into a Second License Agreement with a third party. The Company obtained the right to use certain patents by issuing 170,000 shares of the Company’s common stock and will be required to pay royalty fees based on sales of Licensed Products developed in connection with the use of these patents. The Company may be required to issue up to an additional 180,000 shares based upon the Royalty and Net Sales of Licensed Products. In

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
3. License Agreements (continued)
order to maintain this Licensed Patents, the Company is required to reach certain milestones in a timely manner or, alternatively, pay additional nonrefundable fees to extend milestone deadlines. The Company recorded research and development expense and paid $100,000 each year in 2007 and 2006 to extend the deadline for filing an Investigational Device Exemption application with the United States FDA.
4. Investments
All securities are classified as available-for-sale at fair market value and have contractual maturities of less than one year.
There were no securities held at December 31, 2007.
Securities available-for-sale consisted of the following at December 31, 2006:

	Cost or	Gross	Gross	Fair
	Amortized	Unrealized	Unrealized	Market
	Cost	Gain	Loss	Value

U.S. government agency securities	$2,967,028	$1,072	$—	$2,968,100
Market values were determined for each individual security in the investment portfolio.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
5. Property and Equipment
The cost of the major classes of property and equipment is as follows:

	December 31
	2007	2006

Furniture and fixtures	$113,899	$76,535
Computer hardware and software	555,876	422,155
Laboratory equipment	867,169	825,540
Manufacturing tools, fixtures and equipment	352,474	—
Leasehold improvements	89,419	47,852

	1,978,837	1,372,082
Accumulated depreciation	(1,240,610)	(936,719)

	$738,227	$435,363

For the years ended December 31, 2007 and 2006, the Company recorded depreciation expense of $355,392 and $316,667, respectively.
6. Other Liabilities
Other liabilities consist of the following:

	December 31
	2007	2006

State taxes	$150,823	$177,323
Payroll related	162,536	135,791
Clinical	76,500	105,454
Deferred rent	211,933	55,610
Professional services	62,053	38,006
Other accruals	99,990	72,796

	$763,835	$584,980

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
7. Lease Commitment
Effective December 1, 2004, the Company entered into an operating lease for office and laboratory space at its Bothell, Washington location. The lease term initially was through November 30, 2009. In February 2007, the Company exercised its early termination option, which effectively terminated the lease on November 30, 2007.
In May 2007, the Company entered into a new operating lease, effective October 12, 2007, for office, laboratory, and manufacturing space also in Bothell, Washington. The new lease term is through October 11, 2012. As part of the lease, the landlord refunded the fee the Company paid to the former landlord for the early termination of the prior lease and agreed to pay the rent and utility charges for the former lease through its termination date. As a result, the Company recorded a deferred rent liability of $217,000. This deferred rent liability is being amortized on a straight-line basis over the term of the lease as a reduction of rent expense.
The Company was required to enter into an irrevocable standby letter of credit agreement, which must be in place over the term of the lease unless replaced by a cash security deposit of $175,000 in favor of the landlord. If the Company was to default under the terms of the lease and did not remedy the default, the landlord may draw upon the letter of credit. This letter of credit is secured by a certificate of deposit equivalent to the letter of credit and may be reduced to $100,000 upon achievement of certain milestones. As of December 31, 2007, there has been nothing drawn on this letter of credit.
The Company purchased a domestic certificate of deposit for $175,000 with an interest rate of 3.0% and an original maturity date in July 2008. This certificate of deposit acts as security for the letter of credit held in favor of the landlord and accordingly is restricted as to its use. Renewal of the letter of credit and thus the certificate of deposit is required under terms of the lease. Given the underlying nature of the lease and the Company’s intent to renew the line of credit, the certificate is classified as a non-current, other asset as of December 31, 2007.
Rent expense for the years ended December 31, 2007 and 2006 was $473,000 and $275,023, respectively. In accordance with the terms of the lease, the Company is also responsible for common area maintenance costs, which are included in the rent expense.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
7. Lease Commitment (continued)
At December 31, 2007, future minimum lease payments, excluding maintenance costs, under noncancelable operating leases are as follows:

Year Ending December 31	Amount

2008	$362,151
2009	373,016
2010	384,206
2011	395,732
2012	315,669

$1,830,774

8. Long-Term Debt
In March 2003, the Company entered into a loan and security agreement under which it borrowed $1.5 million. As part of the agreement, the Company issued warrants to purchase 98,921 shares of the Company’s Series B redeemable convertible preferred stock with an exercise price of $1.39 per share. At the date of issuance, the warrants were valued at $137,632 using the Black-Scholes option pricing model. Warrants are exercisable up to 10 years from the date of issuance. The value of the warrants was recorded as additional paid-in capital and as a discount to the loan. Accretion of the discount was recorded as interest expense over the life of the loan. As of December 31, 2007 and 2006, no further amounts were due under the March 2003 debt.
In February 2004, the Company borrowed $1.2 million pursuant to the amended March 2003 loan and security agreement. In connection with the agreement, the Company issued warrants to purchase up to 77,698 shares of the Company’s Series B convertible redeemable preferred stock at an exercise price of $1.39 per share. At the date of issuance, the warrants were valued at $108,108 using the Black-Scholes option pricing model. Warrants are exercisable up to 10 years from the date of issuance. The value of the warrants was recorded as additional paid-in capital and as a discount to the loan. Accretion of the discount was recorded as interest expense over the life of the loan. As of December 31, 2007 and 2006, no further amounts were due under the February 2004 debt.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
8. Long-Term Debt (continued)
In October 2005, the Company entered into a debt financing agreement to borrow up to $6.0 million. The debt is secured by the Company’s assets. Financing costs of $23,630 were capitalized as a result of the transaction. Upon execution of the agreement, the Company issued 66,780 warrants to purchase the Company’s Series C redeemable convertible preferred stock at a price of $2.47 per share. These warrants are exercisable over a period of 10 years from their issue date. At the date of issuance, the warrants were valued at $120,000 using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 4.35%, volatility of 80%, expected life of 10 years, and zero expected dividend yield. The value of the warrants was recorded as additional paid-in capital and as a debt discount on the balance sheet. Amortization of the debt discount was recorded as interest expense over the commitment period ending November 30, 2006 such that $85,000 of interest expense was recorded for the year ended December 31, 2006.
Upon adoption of FSP 150-5 on January 1, 2006, the Company reclassified the warrant valuation initially recorded as additional paid-in capital in the balance sheet. This reclassification entry effectively reversed the original values relating to the debt warrant issuances totaling $366,554 from additional paid-in capital and classified them as a warrant liability in the December 31, 2006 balance sheet.
In November 2006, the Company elected to draw $6.0 million under the debt agreement. The term of the debt is 36 months (through November 2009) with interest-only payments at a rate of 10% for the first six months and then principal and interest payments over the next 30 months. Upon draw-down, the Company issued an additional 66,780 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of 10 years from their issue date. At the date of issuance, the warrants were valued at $120,000 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.35%, volatility of 80%, expected life of 10 years, and zero expected dividend yield. The value of the warrants was recorded as a warrant liability and as a debt discount. The debt discount is being amortized as interest expense over the term of the debt such that $40,000 and $3,333 were recorded as interest expense for the years ended December 31, 2007 and 2006, respectively.
In November 2007, the Company entered into a convertible debt financing agreement to borrow up to $4.0 million. The debt is secured by the Company’s assets, accrues interest at a rate of 9.0% per year, and has a final payment due upon maturity, July 31, 2008, equal to 3% of the

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
8. Long-Term Debt (continued)
advances. Principal, interest, and a final payment are payable in full six months from the date of the draw-down, unless converted earlier. Conversion may occur during the term of the debt agreement if the Company enters into an agreement to sell preferred stock with an aggregate sales price not less than $10,000,000 and with the principal purpose of raising capital at a pre-money valuation of not more than $100,000,000 (a Qualified Equity Financing), the outstanding principal and interest automatically convert into shares of the preferred stock at the same price and terms as other investors participating in the financing. If the Company enters into an agreement during the term of the debt agreement to sell preferred stock that is not a Qualified Equity Financing, the outstanding principal and interest shall be convertible at the option of the lender at the maturity date. Upon execution of the debt agreement, the Company issued 72,850 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of 10 years from their issue date. At the date of issuance, the warrants were valued at $162,000 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.97%, volatility of 80%, expected life of 10 years, and a zero expected dividend yield. The value of the warrants was recorded as a warranty liability and as a discount to the convertible debt on the balance sheet. Amortization of the debt discount was recorded as interest expense over the term of the debt such that $25,000 of interest expense was recorded for the year ending December 31, 2007.
In December 2007, the Company elected to draw $4.0 million under the convertible debt agreement. Upon draw-down, the Company issued another 72,850 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of 10 years from their issue date. At the date of issuance, the warrants were valued at $162,000 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.18%, volatility of 80%, expected life of 10 years, and a zero expected dividend yield. The value of the warrants was recorded as a warranty liability and as a discount to the convertible debt on the balance sheet. Amortization of the debt discount was recorded as interest expense over the term of the debt ending on October 1, 2008, such that $10,000 of interest expense was recorded for the year ended December 31, 2007.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
8. Long-Term Debt (continued)
Maturities of long-term debt as of December 31, 2007 are as follows:

Year Ending December 31	Amount

2008	$6,006,415
2009	2,318,857

Total	$8,325,272

9. Income Taxes
During 2007, the Company had net operating loss carryforwards (NOLs) for federal income tax purposes of approximately $41.4 million available to offset future taxable income. These NOLs begin to expire in 2021 and are subject to certain limitations in the event of a change in ownership. Additionally, the Company has approximately $1.8 million in research and development tax credits, which begin to expire in 2016. No corporate income taxes have been paid to date.
A reconciliation of the federal statutory tax rate of 34% to the Company’s effective income tax rate follows:

	2007	2006

Benefit at the statutory tax rate	(34.00)%	(34.00)%
Permanent differences	2.61	2.60
Change in valuation allowance	31.39	31.40

Effective tax rate	0.00%	0.00%

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
9. Income Taxes (continued)
Significant components of the Company’s net deferred tax assets and liabilities include the following:

	December 31
	2007	2006

Deferred tax assets:
Federal net operating losses	$14,063,748	$10,674,095
Research and development credits	1,776,177	1,379,522
Capitalized expenses	52,372	77,259
Accrued expenses	18,324	50,589
Depreciation	7,304	30,985
Deferred rent	53,150	4,525

Gross deferred tax assets	15,971,075	12,216,975

Deferred tax liabilities:
Accrued expenses	(33,794)	—
Deferred costs	(6,896)	(12,059)

Gross deferred tax liabilities	(40,690)	(12,059)

Valuation allowance	(15,930,385)	(12,204,916)

Net deferred tax asset	$—	$—

Due to the uncertainty of the Company’s ability to generate future taxable income to realize net deferred tax assets at December 31, 2007 and 2006, a valuation allowance equal to the net deferred tax assets has been recognized. The valuation allowance increased by approximately $3.7 million and $3.3 million for the years ended December 31, 2007 and 2006, respectively.
10. Redeemable Convertible Preferred Stock
On January 18, 2001, the Company issued 1,573,033 shares of its Series A redeemable convertible preferred stock (Series A) at $0.89 per share, which resulted in proceeds of $1.4 million.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
10. Redeemable Convertible Preferred Stock (continued)
On November 13, 2001, the Company issued 2,877,699 shares of its Series B redeemable convertible preferred stock (Series B) at $1.39 per share, which resulted in proceeds of $4.0 million. On September 20, 2002, the Company issued an additional 4,269,786 shares of Series B at $1.39 per share, which resulted in proceeds of $5.9 million.
On April 9, 2004, the Company issued 574,713 shares of Series B-2 redeemable convertible preferred stock (Series B-2) at $1.74 per share, which resulted in proceeds of $1.0 million.
On July 9, 2004, the Company issued 10,927,634 shares of Series C redeemable convertible preferred stock (Series C) at $2.47 per share, which resulted in proceeds of $27.0 million.
Series A, B, B-2, and C (collectively, the Preferred Stock) are convertible at any time and without payment of additional consideration by the holder thereof into a number of fully paid and nonassessable shares of common stock on a share-for-share basis. The Company is responsible for any and all costs and other taxes, excluding income taxes, that may be payable as a result of any issuance or delivery of common stock upon conversion. In the event of an initial public offering of at least $25.0 million of the Company’s common stock, all outstanding shares of Preferred Stock automatically convert into common stock at the effective conversion price applicable to the series. The conversion rate may be adjusted upon the occurrence of certain events. The holders of Preferred Stock have voting rights equal to the number of shares of common stock into which the Preferred Stock is convertible.
The Preferred Stock shares are redeemable at $0.89 per share for Series A, $1.39 per share for Series B, $1.74 per share for Series B-2, and $2.47 per share for Series C, plus any dividends declared or accrued but unpaid on or after July 9, 2009 (Initial Redemption Date). No dividends have been declared through December 31, 2007. The Preferred Stock may be redeemed at the option of the holder as follows: up to one-third of the outstanding shares on the Initial Redemption Date, up to two-thirds of the outstanding shares on the first anniversary of the Initial Redemption Date, and all remaining shares on the second anniversary of the Initial Redemption Date.
In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets and funds of the Company available for distribution to its stockholders, before any payment shall be made to the holders of common stock or any other class or series of stock

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
10. Redeemable Convertible Preferred Stock (continued)
ranking in liquidation junior to the Preferred Stock. The holders of Preferred Stock shall receive an amount equal to the number of outstanding shares of Preferred Stock multiplied by the per share price paid, pro rata, based on the number of shares of Preferred Stock held by each such holder until all Preferred Stock holders receive one time the per share price paid (the liquidation preference). If any amount remains after receiving the original per share price paid, the holders of Preferred Stock shall receive additional proceeds paid to each holder of Preferred Stock and each holder of common stock based on their relative fully diluted holdings, including common stock, warrants, and outstanding stock options at the date of the liquidation event. However, the holders of preferred stock are limited to a maximum of two times the per share price paid. In the event that the total amount for distribution was to exceed two times the per share price paid by the holders of Series C, all preferences are ignored and all stockholders, including common stockholders, participate based on their relative fully diluted holdings.
11. Stockholders’ Deficit
In January 2001, the Company issued 3,090,000 shares of the Company’s common stock to its founders for cash of $3,090. In addition, the Company granted 610,000 shares of restricted common stock in accordance with two license and consulting agreements signed in January 2001 (Note 3). Of the 610,000 restricted shares issued, 510,000 shares vested immediately and 50,000 vested in each of the years ended December 31, 2003 and 2002, such that all have vested.
During 2001, the Company issued 41,724 shares of common stock to various consultants for certain consulting and advisory services provided to the Company. The shares of common stock were restricted upon issuance, but have since vested.
In 2004, the Company agreed to issue 25,000 options to another employee upon the issuance of a United States patent specific to work performed by the grantee. Because no grant can occur until a patent is issued, there is no measurement date and, accordingly, there has been no expense or deferred compensation recorded relating to the agreement to issue these options.
In November 2007, the Company increased the number of authorized shares of common stock from 28,730,418 to 28,876,120.

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
11. Stockholders’ Deficit (continued)
In 2007 and 2006, employees exercised options to acquire 80,992 and 115,604 shares, respectively, of the Company’s common stock. The exercises included options that had not vested and, as a result, the Company holds a call option to repurchase the unvested shares at the option exercise price in the event an employee terminates employment with the Company prior to the shares vesting. Of these early exercises, 14,979 and 38,719 shares are subject to repurchase by the Company at December 31, 2007 and 2006, respectively.
12. Stock Option Plan
Effective July 8, 2004, the Company suspended and amended the LipoSonix, Inc. 2001 Stock Option Plan (the 2001 Plan). As a result of the suspension, no further grants to purchase shares of the Company’s common stock shall be made under the 2001 Plan. Acceleration provisions were amended such that acceleration provisions of the LipoSonix, Inc. 2004 Stock Option Plan apply to the 2001 Plan’s outstanding stock options. For accounting purposes, the change in accelerated vesting of stock options upon a change in control is considered a stock option modification with a new measurement date for options granted under the 2001 Plan. No compensation expense is recorded until the Company can reasonably estimate the number of options that will benefit from this modification, which would be the date of the change in control, if any, becomes known. Once the number of options, if any, to benefit from this modification is known, the Company will record compensation expense on the fair value on the date of modification. The stock options granted under the 2001 Plan were issued at the estimated fair value as determined by the Board of Directors at the date of grant and generally vest over four years with 25% vesting on the first anniversary, and on a pro-rata monthly basis thereafter. As of December 31, 2007, 388,750 options had been exercised under the 2001 Plan.
During 2004, the Company adopted the 2004 Stock Incentive Plan (the 2004 Plan), which provides for the granting of stock options to employees, directors, consultants, and affiliates of the Company. The 2004 Plan permits granting of both incentive stock options and nonqualified stock options. The Company reserved 2,847,595 shares of the Company’s common stock for future issuance of options granted under the 2004 Plan. Such authorized shares shall be increased by the amount of any shares forfeited pursuant to grants made under the 2001 Plan. Terms of the option grants under the 2004 Plan are determined by the Board of Directors, but have typically been for a period of 10 years from the vesting commencement date, and are issued at the estimated fair value at the date of grant as determined by the Board of Directors. Vesting

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
12. Stock Option Plan (continued)
generally occurs over four years with 25% vesting upon the first year anniversary of the grant and on a monthly pro-rata basis thereafter. Vesting may be accelerated such that all options shall vest and become immediately exercisable in the event of a change in control where the Plan is not assumed, continued, or canceled for consideration provided to the grantee, or if the grantee’s employment with the Company constructively terminates involuntarily or terminates without cause within one year of a change in control. As of December 31, 2007, 139,096 options had been exercised under the 2004 Plan.
A summary of the Company’s stock option activity follows:

	Authorized	Number of	Weighted-
	Shares	Options	Average
	Available	Outstanding	Exercise Price

Balance at December 31, 2005 (806,347 shares exercisable)	336,481	2,335,343
Additional shares reserved	1,000,000	—	—
Granted	(440,000)	440,000	$0.29
Exercised	—	(115,604)	0.17
Forfeited	185,626	(185,626)	0.25

Balance at December 31, 2006 (1,418,984 shares exercisable)	1,082,107	2,474,113
Granted	(428,700)	428,700	0.41
Exercised	—	(80,992)	0.26
Forfeited	224,269	(224,269)	0.25

Balance at December 31, 2007 (1,669,825 shares exercisable)	877,676	2,597,552

The following is a summary of options outstanding at December 31, 2007:

		Weighted-Average
	Number	Remaining Contractual
Exercise Price	Outstanding	Life	Exercisable

$0.10	622,979	1.79	622,979
0.17	37,500	3.31	37,500
0.25	1,022,157	6.90	782,265
0.27	403,716	8.14	188,956
0.35	167,200	9.04	36,042
0.42	344,000	9.84	2,083

	2,597,552		1,669,825

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
12. Stock Option Plan (continued)
The options granted for the years ended December 31, 2007 and 2006 have a weighted-average fair value of $0.34 and $0.17, respectively.
The outstanding options have a weighted-average exercise price of $0.24 and $0.22 for the years ended December 31, 2007 and 2006, respectively, and a remaining contractual life of 6.34 years and 6.86 years, respectively.
The exercisable options have a weighted-average exercise price of $0.20 and $0.18 for the years ended December 31, 2007 and 2006, respectively, and a remaining contractual life of 5.09 years and 5.60 years, respectively.
13. Common Stock Reserved for Future Issuance
At December 31, 2007, the Company had reserved and committed shares of common stock for future issuance as follows:

For conversion of Series A	1,573,033
For conversion of Series B	7,147,485
For conversion of Series B warrants	176,619
For conversion of Series B-2	574,713
For conversion of Series C and warrants	10,927,637
For conversion of Series C warrants	279,260
Outstanding stock options under stock option plans	2,597,552
Available for grant under stock option plans	877,676

24,153,975
Additional options committed under license agreements	480,000

Total common stock reserved and committed for future issuance	24,633,975

LipoSonix, Inc.
(A Development-Stage Company)
Notes to Financial Statements (continued)
14. Related-Party Transactions
In 2002, the Company entered into an agreement with a company that was solely owned by an employee. The agreement assigned certain intellectual properties, technologies, and tangible properties to the Company. In the event of a United States patent issuance, if any, the employee is entitled to receive a stock option grant of 25,000 shares which vest immediately and have an exercise price equal to the fair value of the common stock on the date of grant, pursuant to the Company’s stock option plan current at the time.
15. Subsequent Events
European Sales
In March 2008, the Company completed requirements under the relevant European directives to comply with safety requirements to sell its products into the European Union. The Company made its first commercial product shipment to a European distributor in the same month.
Convertible Debt Financing
In April 2008, the Company entered into a convertible debt financing agreement to borrow up to $3.0 million. The debt is secured by the Company’s assets, accrues interest at a rate of 9.0% per year, and has a final payment due equal to 3.0% of the advances, if any. The Company may draw on the debt at any time up until July 30, 2008. The principal, interest, and final payment are due on July 31, 2008. Conversion may occur during the term of the debt agreement if the Company enters into an agreement to sell preferred stock with an aggregate sales price not less than $7,000,000 and with the principal purpose of raising capital at a pre-money valuation of not more than $100,000,000 (a Qualified Equity Financing), the outstanding principal and interest automatically convert into shares of the preferred stock at the same price and terms as other investors participating in the financing. If the Company enters into an agreement to sell preferred stock that is not a Qualified Equity Financing, the outstanding principal and interest shall be convertible at the option of the lender at the maturity date, at the same price and terms as other investors. If no conversion occurs, the principal, interest, and a final payment are payable on October 1, 2008. In connection with the debt, the Company issued 151,773 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. No further warrants are due to be issued under this debt agreement. As of May 15, 2008, the Company has not drawn on the debt and nothing has been reflected in the financial statements as a result of this transaction.